Exhibit 21

Entity Name	Jurisdiction of Formation
4045181 Canada Inc.	Ontario

Airfoil Technologies International-California, Inc	Delaware

Airfoil Technologies International-Ohio, Inc.	Delaware

American General Aircraft Holding Co., Inc.	Delaware

Arrow Iberia, S.A.	Spain

Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico

Arrow Internacional de Mexico S.A. de C.V.	Mexico

Arrow International CR, A.S.	Czech Republic

Arrow International Export Corporation	U.S. Virgin Islands

Arrow International Hungary Kft	Hungary

Arrow International Investment Corp.	Delaware

Arrow International , Inc.	Pennsylvania

Arrow International UK Limited	UK

Arrow Interventional, Inc.	Delaware

Arrow Japan, Ltd.	Japan

Arrow Med Tech LLC	Pennsylvania

Arrow Medical Holdings B.V.	Netherlands

Arrow Medical Products, Ltd.	Pennsylvania

Arrow Swiss GmbH	Switzerland

Astraflex Limited	UK

Bavaria Cargo Technologie GmbH	Germany

Cepco Precision Company of Canada, Inc.	Canada

Chemtronics International Ltd.	UK

Cofraca Compagnie Francaise de Carburation	France

Compart Automotive B.V.	The Netherlands

DAS Nordisk	China

DAS Nordisk	Hong Kong

DAS Nordisk	Singapore

Distribuidora Arrow, S.A. de C.V.	Mexico

Hudson Euro Co. S.a.r.l.	Luxembourg

Hudson RCI Deutschland GmbH	Germany

Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico

ICOR AB	Sweden

Entity Name	Jurisdiction of Formation
IH Holding LLC	Delaware

Industrias Hudson S. de R.L. de C.V.	Mexico

Inmed Manufacturing Sdn. Bhd.	Malaysia

Intelligent Applications Limited	UK

Kiewclass Sdn. Bhd.	Malaysia

Laboratories Pharmaceutiques Rusch France SARL	France

Mal Tool & Engineering Limited	UK

Meddig Medizintechnik Vertriebs-GmbH	Germany

Medical Service GmbH	Germany

Mediland Rusch Care S.r.l.	Italy

Morse Controls Ltd	UK

Nordisk Asia Pacific Ltd	Hong Kong

Nordisk Asia Pacific Pte Ltd	Singapore

Nordisk Aviation Products	Taiwan

Nordisk Aviation Products A/S	Denmark

Nordisk Aviation Products AS	Norway

Nordisk Aviation Products (Kunshan) Ltd	China

Nordisk Aviation Products Belgie NV	Belgium

Pilling Weck (Asia) PTE Ltd.[1]	Singapore

Productos Aereos, S.A. de C.V.	Mexico

Regal Sky	Hong Kong

RMH Controls Limited	UK

Rusch Asia Pacific Sdn. Berhad[2]	Malaysia

Rusch Austria GmbH	Austria

Rusch France S.A.R.L.	France

Rusch Manufacturing Sdn. Berhad	Malaysia

Rusch Medical, S.A.[3]	France

Rusch Mexico, S.A. de C.V.	Mexico

Rusch Mirandola srl	Italy

Rusch Poland Spzoo	Poland

Rusch Uruguay Ltda.	Uruguay

Rusch-Pilling Limited	Canada

Rusch Switzerland AG	Switzerland

Sermatech (UK) Ltd	UK

Sierra International Inc.	Illinois

Entity Name	Jurisdiction of Formation
Simal SA	Belgium

Sometec Holdings, S.A.S.	France

Sometec	France

Southern Wire, LLC	Delaware

Southwest Wire Rope GP LLC	Delaware

Southwest Wire Rope, LP	Texas

Specialized Medical Devices, LLC[4]	Delaware

SSI Surgical Services, Inc.[5]	Delaware

Steamer Holding AB	Sweden

Technology Development Corporation	Pennsylvania

Technology Holding Company	Delaware

Technology Holding Company II	Delaware

Technology Holding Company III	Delaware

Telair International AB [6]	Sweden

Telair International GmbH	Germany

Telair International Incorporated[7]	California

Telair International Incorporated	Delaware

Telair International Services PTE LTD	Singapore

Teleflex Aerospace — Tourolle[8]	France

Teleflex Aviation Products AS	Norway

Teleflex Canada Inc.	Canada

Teleflex Canada LP	Canada

Teleflex Fluid Systems (UK) Limited	UK

Teleflex Funding Corporation	Delaware

Teleflex Holding Company[9]	Canada

Teleflex Holding Company II	Delaware

Teleflex Holding Netherlands B.V.	Netherlands

Teleflex Holding Singapore Pte. Ltd.	Singapore

Teleflex Industries Limited	UK

Teleflex Limited	UK

Teleflex Lux Holding S.a.r.l.	Luxembourg

Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico

Teleflex Medical BV	Netherlands

Teleflex Medical (Canada) Ltd[10]	Canada

Entity Name	Jurisdiction of Formation
Teleflex Medical BVBA[11]	Belgium

Teleflex Medical EDC BVBA[12]	Belgium

Teleflex Medical Europe Limited	Ireland

Teleflex Medical GmbH	Germany

Teleflex Medical Hellas s.a.[13]	Greece

Teleflex Medical Incorporated[14]	California

Teleflex Medical L.P.[15]	Canada

Teleflex Medical Private Limited	India

Teleflex Medical (Proprietary) Limited[16]	South Africa

Teleflex Medical SAS[17]	France

Teleflex Medical, S.A.[18]	Spain

Teleflex Medical Sdn. Bhd.[19]	Malaysia

Teleflex Medical s.r.l.	Italy

Teleflex Medical, s.r.o.[20]	Slovakia

Teleflex Medical Trading (Shanghai) Company Ltd	China

Teleflex Medical Tuttlingen GmbH[21]	Germany

Teleflex Morse Limited	UK

Teleflex (NZ) Limited[22]	New Zealand

Teleflex Pte. Ltd.[23]	Singapore

Teleflex PTY LTD[24]	Australia

Teleflex Swiss Holding GmbH	Switzerland

Teleflex UK Limited	UK

TFX Automotive LTD[25]	UK

TFX Beteiligungsverwaltungs GmbH	Germany

TFX Engineering Ltd.	Bermuda

TFX Equities Incorporated	Delaware

TFX Financial Services	Ireland/UK

TFX Foreign Sales Corporation	Barbados

TFX Group Limited	UK

TFX Group LLC	Delaware

TFX Holding LP	Canada

TFX Holding GmbH	Germany

TFX International Corporation	Delaware

TFX International SAS[26]	France

Entity Name	Jurisdiction of Formation
TFX Marine Incorporated	Delaware

TFX North America Inc.	Delaware

TFX Medical Limerick	Ireland

TFX Medical Wire Products, Inc.	Delaware

TFX Scandinavia AB27	Sweden

The Stepic Medical Distribution Corporation	New York

United Parts Driver Control Systems B.V.	The Netherlands

United Parts Driver Control Systems (UK) Ltd	UK

United Parts Driver Control Systems (Holding) GmbH	Germany

United Parts de Mexico SA de CV	Mexico

United Parts France S.A.	France

United Parts Group B.V.	The Netherlands

United Parts FHS Automobile Systeme GmbH	Germany

United Parts s.a.	France

Victor Huber GmbH	Germany

Vuoto Limited[28]	UK

W. Pabisch GmbH & Co. kg	Germany

Willy Rusch GmbH	Germany

WIRUTEC Rusch Medical Vertriebs GmbH	Germany

[1]	Formerly Rusch-Pilling (Asia) PTE LTD.

[2]	Formerly Inmed (Malaysia) Holdings Sdn. Berhad

[3]	Formerly Europe Medical, S.A.

[4]	Formerly Teleflex Holding, LLC

[5]	Formerly TFX Medical Subsidiary Inc.

[6]	Formerly Scandinavian Bellyloading Co. AB

[7]	Formerly The Talley Corporation. Trades as Teleflex Control Systems

[8]	Formerly Sermatech-Tourelle S.A.

[9]	Formerly GFI Control Systems Inc.

[10]	Formerly Pilling Weck (Canada) Ltd.

[11]	Formerly W. Pabisch NV

[12]	Formerly Arrow International EDC NV

[13]	Formerly Arrow Hellas A.E.E.

[14]	Formerly Hudson Respiratory Care Inc.

[15]	Formerly Pilling Weck Canada L.P.

[16]	Formerly Arrow Africa (Pty) Limited

[17]	Formerly Rusch Pilling S.A.

[18]	Formerly Rusch Medica Espana SA

[19]	Formerly Rusch Sdn. Berhad

[20]	Formerly Arrow Slovensko Piešt’any s.r.o.

[21]	Formerly KMedic Europe GmbH

[22]	Formerly Teleflex Morse (NZ) Limited

[23]	Formerly Teleflex Morse Pte. Ltd.

[24]	Formerly Teleflex Morse PTY Limited

[25]	Formerly S.J. Clark (Cables) Limited. Trades as Clarks Cables.

[26]	Formerly Rusch International SA

[27]	Formerly TFX Controls AB

[28]	Formerly Rusch Manufacturing (UK) Ltd.